UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 2, 2010

Commission File Number:  0-21660

PAPA JOHN’S INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	61-1203323
(State or other jurisdiction of	(I.R.S. Employer Identification
incorporation or organization)	Number)

2002 Papa Johns Boulevard
Louisville, Kentucky  40299-2367
(Address of principal executive offices)

(502) 261-7272
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On September 2, 2010, Papa John’s International, Inc., a Delaware corporation (the “Company”), entered into a new unsecured $175 million, five-year revolving credit facility (the “Revolving Credit Facility”), among the Company; each of its subsidiary guarantors named in the Revolving Credit Facility;  RSC Insurance Services Ltd., a Bermuda company; PNC Bank, National Association, as a lender and in its capacity as administrative agent for the lenders; JPMorgan Chase Bank, N.A., as a lender and in its capacity as syndication agent for the lenders; Bank of America, N.A., Fifth Third Bank and U.S. Bank, National Association, each as a lender and in its capacity as co-documentation agent for the lenders; Branch Banking and Trust Company, as a lender; and PNC Capital Markets LLC and J.P. Morgan Securities LLC, each as joint lead arranger and as joint bookrunner. The Revolving Credit Facility replaced the Company’s prior revolving credit facility, which was terminated upon closing of the Revolving Credit Facility. The Revolving Credit Facility, which will be used for general corporate purposes, includes a $75 million uncommitted accordion feature. The Company’s obligations under the Revolving Credit Facility are guaranteed by certain of its domestic subsidiaries and certain future subsidiaries.  Amounts outstanding under the facility at September 2, 2010 were $99 million.  The interest rates under the Revolving Credit Facility vary based upon LIBOR (as defined in the facility) plus 100 to 175 basis points, or other rates at the Company’s option, subject to the terms of the Revolving Credit Facility. The increment over LIBOR and the commitment fee, which ranges from 17.5 to 25 basis points, are determined quarterly based upon the Company’s ratio of total indebtedness to earnings before interest, taxes, depreciation and amortization (EBITDA), as defined under the Revolving Credit Facility.

Based on the Company’s ratio of total indebtedness to EBITDA at September 2, 2010, drawn amounts bear interest at LIBOR plus 125 basis points, and undrawn amounts are subject to a commitment fee of 20 basis points. The Revolving Credit Facility includes restrictive covenants, which include, among other covenants, maintenance of leverage and interest expense coverage ratios similar to the corresponding covenants under the Company’s prior revolving credit facility.

The foregoing description of the Revolving Credit Facility is intended to be a summary, is not complete and is qualified in its entirety by reference to the actual Revolving Credit Facility, which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

On September 2, 2010, in connection with the closing of the Revolving Credit Facility, the Company terminated its unsecured $175 million, five-year revolving credit facility dated January 31, 2006, among the Company, the guarantors party thereto, RSC Insurance Services, Ltd., a Bermuda company, the lenders party thereto, PNC Bank, National Association, as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, National City Bank of Kentucky, as co-documentation agent, Bank of America, N.A., as co-documentation agent, Fifth Third Bank, as co-documentation agent, and PNC Capital Markets LLC, as lead arranger and as sole bookrunner (the “Former Credit Facility”). The Former Credit Facility was scheduled to expire on January 31, 2011; there were no penalties for early termination. Under the Former Credit Facility, outstanding balances accrued interest at 50 to 100 basis points over LIBOR. The commitment fee on the unused balance ranged from 12.5 to 20 basis points. The increment over LIBOR and the commitment fee were determined quarterly based upon the ratio of total indebtedness to EBITDA, as defined under the Former Credit Facility.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information disclosed in response to Item 1.01 above is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1
$175,000,000 Revolving Credit Facility by and among Papa John’s International, Inc., the Guarantors party thereto, RSC Insurance Services, Ltd., a Bermuda company, the Banks party thereto, PNC Bank, National Association, as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, U.S. Bank, National Association, as Co-Documentation Agent, Bank of America, N.A., as Co-Documentation Agent, Fifth Third Bank, as Co-Documentation Agent, PNC Capital Markets LLC, as Joint Lead Arranger and as Joint Bookrunner, and J.P. Morgan Securities LLC, as Joint Lead Arranger and as Joint Bookrunner dated September 2, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAPA JOHN’S INTERNATIONAL, INC.

(Registrant)

Date: September 8, 2010	/s/ J. David Flanery
J. David Flanery
Senior Vice President and
Chief Financial Officer